Exhibit 99.1

CoStar Group First Quarter 2023 Revenue Increased 13% Year-over-Year and Net New Bookings Grew 17% to $80 Million.
Apartments.com Climbs to 20% Revenue Growth

WASHINGTON – April 25, 2023 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information and analytics in the property markets, announced today that revenue for the quarter ended March 31, 2023 was $584 million, an increase of 13% over revenue of $516 million for the quarter ended March 31, 2022. Net income was $87 million and net income per diluted share was $0.21 for the first quarter of 2023.

“CoStar Group delivered exceptional revenue, sales and marketplace traffic results in the first quarter against a backdrop of rising interest rates and continued disruption in the commercial and residential property markets,” said Andy Florance, Founder and Chief Executive Officer of CoStar Group. “Company-wide revenue grew 13% year-over-year, with Apartments.com delivering 20% revenue growth and LoopNet achieving 16% revenue growth in the first quarter.”

“Our expanded sales team delivered the second highest quarterly net new bookings in our history of $80 million, an increase of 17% over the first quarter of 2022. Apartments.com reached its highest sales quarter ever with a 110% increase in net new bookings over the prior year, and LoopNet increased net new bookings by 100% on a year-over-year basis,” continued Florance.

“We are very pleased with the progress we are making building the new Homes.com. When we acquired Homes.com in May of 2021, the site had six million unique visitors according to Google Analytics,” said Florance. “Traffic in March of 2023 to the Homes.com network surpassed 27 million unique monthly visitors. Sequentially, Homes.com’s unique visitors grew 41% in March over February of this year, and month to date in April Homes.com’s traffic has grown 53% sequentially over the same period in March.”

“Last year we communicated an initial traffic goal of 25 million unique visitors and an intermediate traffic goal of 50 million unique visitors,” continued Florance. “We are pleased to be crossing our initial goal and making great progress towards that intermediate goal. In March, we reached a new high of 94 million monthly unique visitors in total across Homes.com, Apartments.com, LoopNet, and the rest of our marketplaces. We believe that by focusing on building a great user experience, combined with the lower friction of our “your listing, your lead” business model, many home buyers are coming to prefer Homes.com.”

Year 2022-2023 Quarterly Results - Unaudited
(in millions, except per share data)
	2022				2023
	Q1	Q2	Q3	Q4	Q1

Revenues	$516	$536	$557	$573	$584
Net income	89	83	72	124	87
Net income per share - diluted	0.23	0.21	0.18	0.31	0.21
Weighted average outstanding shares - diluted	394	394	396	406	406

EBITDA	158	140	129	155	98
Adjusted EBITDA	178	159	153	182	123
Non-GAAP net income	123	112	118	153	118
Non-GAAP net income per share - diluted	0.31	0.28	0.30	0.38	0.29

2023 Outlook
The Company now expects revenue in the range of $2.465 billion to $2.48 billion for the full year of 2023, representing growth of approximately 13% to 14% for the year. The Company expects revenue for the second quarter of 2023 in the range of $603 million to $608 million, representing revenue growth of approximately 13% year-over-year at the midpoint of the range.

The Company expects adjusted EBITDA in the range of $505 million to $520 million for the full year of 2023. For the second quarter of 2023, the Company expects adjusted EBITDA in the range of $118 million to $123 million.

The Company is raising its full year 2023 non-GAAP net income per diluted share outlook to reflect higher expected rates of return on investments. The new outlook range for non-GAAP net income per diluted share is $1.21 to $1.24 based on 407 million shares, an increase of $0.15 per diluted share compared to the prior outlook. For the second quarter of 2023, the Company expects non-GAAP net income per diluted share in a range of $0.29 to $0.30 based on 407 million shares. These ranges include an estimated non-GAAP tax rate of 26% for the full year and the second quarter of 2023.

The preceding forward-looking statements reflect CoStar Group’s expectations as of April 25, 2023, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliations of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to the most directly comparable GAAP measures are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest income or expense, net and other income or expense, net; loss on debt extinguishment; income taxes; depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s ordinary course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's ordinary course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2023, the Company is assuming a 26% tax rate in order to approximate its statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Operating Metrics
Net new bookings is calculated based on the annualized amount of change in the Company's sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company's revenues over time.

Earnings Conference Call
Management will conduct a conference call to discuss the first quarter 2023 results and the Company’s outlook at 5:00 PM ET on Tuesday, April 25, 2023. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues	$584,366	$515,825
Cost of revenues	119,196	95,479
Gross profit	465,170	420,346

Operating expenses:
Selling and marketing (excluding customer base amortization)	226,234	143,997
Software development	66,590	54,021
General and administrative	89,508	77,961
Customer base amortization	10,617	16,092
	392,949	292,071
Income from operations	72,221	128,275
Interest income (expense), net	43,548	(7,718)
Other income, net	581	864
Income before income taxes	116,350	121,421
Income tax expense	29,219	32,103
Net income	$87,131	$89,318

Net income per share - basic	$0.22	$0.23
Net income per share - diluted	$0.21	$0.23

Weighted-average outstanding shares - basic	404,490	392,895
Weighted-average outstanding shares - diluted	406,157	394,234

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended March 31,
	2023	2022
Net income	$87,131	$89,318
Income tax expense	29,219	32,103
Income before income taxes	116,350	121,421
Amortization of acquired intangible assets	17,681	23,190
Stock-based compensation expense	20,045	17,847
Acquisition and integration related costs	1,655	1,639
Restructuring and related costs	3,422	—
Settlements and impairments	(77)	—
Other expense, net	—	2,036
Non-GAAP income before income taxes	159,076	166,133
Assumed rate for income tax expense(1)	26%	26%
Assumed provision for income tax expense	(41,360)	(43,195)
Non-GAAP net income	$117,716	$122,938

Net income per share - diluted	$0.21	$0.23
Non-GAAP net income per share - diluted	$0.29	$0.31

Weighted average outstanding shares - basic	404,490	392,895
Weighted average outstanding shares - diluted	406,157	394,234
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2023	2022
Net income	$87,131	$89,318
Amortization of acquired intangible assets in cost of revenues	7,064	7,098
Amortization of acquired intangible assets in operating expenses	10,617	16,092
Depreciation and other amortization	7,946	6,965
Interest (income) expense, net	(43,548)	7,718
Other income, net	(581)	(864)
Income tax expense	29,219	32,103
EBITDA	$97,848	$158,430
Stock-based compensation expense	20,045	17,847
Acquisition and integration related costs	1,655	1,639
Restructuring and related costs	3,422	—
Settlements and impairments	(77)	—
Adjusted EBITDA	$122,893	$177,916

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$5,055,646	$4,967,970
Accounts receivable	196,655	166,140
Less: Allowance for credit losses	(14,897)	(12,195)
Accounts receivable, net	181,758	153,945
Prepaid expenses and other current assets	60,232	63,952
Total current assets	5,297,636	5,185,867

Deferred income taxes, net	9,722	9,722
Property and equipment, net	330,836	321,250
Lease right-of-use assets	76,174	80,392
Goodwill	2,318,133	2,314,759
Intangible assets, net	312,420	329,306
Deferred commission costs, net	152,929	142,482
Deposits and other assets	17,057	16,687
Income tax receivable	2,005	2,005
Total assets	$8,516,912	$8,402,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,664	$28,460
Accrued wages and commissions	89,352	104,988
Accrued expenses	86,669	89,113
Income taxes payable	39,481	10,438
Lease liabilities	36,050	36,049
Deferred revenue	117,805	103,567
Total current liabilities	401,021	372,615

Long-term debt, net	989,533	989,210
Deferred income taxes, net	73,359	76,202
Income taxes payable	15,295	14,001
Lease and other long-term liabilities	72,095	80,321
Total liabilities	$1,551,303	$1,532,349

Total stockholders' equity	6,965,609	6,870,121
Total liabilities and stockholders' equity	$8,516,912	$8,402,470

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities:
Net income	$87,131	$89,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,627	32,190
Amortization of deferred commissions costs	21,889	17,583
Amortization of Senior Notes discount and issuance costs	597	588
Non-cash lease expense	6,769	7,537
Stock-based compensation expense	20,045	17,847
Deferred income taxes, net	(2,907)	(10,211)
Credit loss expense	4,683	3,321
Other operating activities, net	277	(30)

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(32,157)	(13,724)
Prepaid expenses and other current assets	(5,735)	(385)
Deferred commissions	(32,281)	(25,829)
Accounts payable and other liabilities	(13,731)	(32,581)
Lease liabilities	(10,006)	(7,822)
Income taxes payable, net	39,609	41,154
Deferred revenue	13,797	12,417
Other assets	(391)	(666)
Net cash provided by operating activities	123,216	130,707

Investing activities:
Purchase of Richmond assets	(15,713)	—
Purchases of property and equipment and other assets	(3,917)	(12,401)
Net cash used in investing activities	(19,630)	(12,401)

Financing activities:
Repurchase of restricted stock to satisfy tax withholding obligations	(21,631)	(19,459)
Proceeds from exercise of stock options and employee stock purchase plan	5,731	3,705
Net cash used in financing activities	(15,900)	(15,754)

Effect of foreign currency exchange rates on cash and cash equivalents	(10)	(581)
Net increase in cash and cash equivalents	87,676	101,971
Cash and cash equivalents at the beginning of period	4,967,970	3,827,126
Cash and cash equivalents at the end of period	$5,055,646	$3,929,097

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended March 31,
	2023			2022
	North America	International	Total	North America	International	Total
CoStar	$215,813	$9,200	$225,013	$189,104	$9,545	$198,649
Information Services	32,100	9,529	41,629	30,271	6,944	37,215
Multifamily	210,697	—	210,697	175,477	—	175,477
LoopNet	61,179	2,058	63,237	52,688	1,759	54,447
Residential	13,153	—	13,153	18,060	—	18,060
Other Marketplaces	30,637	—	30,637	31,977	—	31,977
Total revenues	$563,579	$20,787	$584,366	$497,577	$18,248	$515,825

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended March 31,
	2023	2022
EBITDA
North America	$96,656	$155,962
International	1,192	2,468
Total EBITDA	$97,848	$158,430

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2022				2023
	Q1	Q2	Q3	Q4	Q1

Net income	$89.3	$83.5	$72.3	$124.4	$87.1
Income tax expense	32.1	24.7	25.1	35.2	29.2
Income before income taxes	121.4	108.1	97.4	159.5	116.4
Amortization of acquired intangible assets	23.2	22.8	36.6	20.0	17.7
Stock-based compensation expense	17.8	18.1	18.1	21.1	20.0
Acquisition and integration related costs	1.6	0.5	1.1	2.2	1.7
Restructuring and related costs	—	—	0.2	2.0	3.4
Settlements and impairments	—	—	4.1	2.0	(0.1)
Other expense, net	2.0	2.1	2.1	—	—
Non-GAAP income before income taxes(1)	166.1	151.6	159.6	206.7	159.1
Assumed rate for income tax expense (2)	26%	26%	26%	26%	26%
Assumed provision for income tax expense	(43.2)	(39.4)	(41.5)	(53.8)	(41.4)
Non-GAAP net income(1)	$122.9	$112.2	$118.1	$153.0	$117.7

Non-GAAP net income per share - diluted	$0.31	$0.28	$0.30	$0.38	$0.21

Weighted average outstanding shares - basic	392.9	393.3	394.7	404.2	404.5
Weighted average outstanding shares - diluted	394.2	394.5	396.2	406.1	406.2
__________________________
(1) Totals may not foot due to rounding.
(2) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2022				2023
	Q1	Q2	Q3	Q4	Q1

Net income	$89.3	$83.5	$72.3	$124.4	$87.1
Amortization of acquired intangible assets	23.2	22.8	36.6	20.0	17.7
Depreciation and other amortization	7.0	7.0	7.2	7.9	7.9
Interest expense (income), net	7.7	3.4	(10.7)	(32.6)	(43.5)
Other (income) expense, net	(0.9)	(1.3)	(1.4)	0.2	(0.6)
Income tax expense	32.1	24.7	25.1	35.2	29.2
EBITDA(1)	$158.4	$140.0	$129.1	$155.1	$97.8
Stock-based compensation expense	17.8	18.1	18.1	21.1	20.0
Acquisition and integration related costs	1.6	0.5	1.1	2.2	1.7
Restructuring and related costs	—	—	0.2	2.0	3.4
Settlements and impairments	—	—	4.1	2.0	(0.1)
Adjusted EBITDA(1)	$177.9	$158.6	$152.7	$182.3	$122.9
__________________________
(1) Totals may not foot due to rounding.

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending June 30, 2023		December 31, 2023
	Low	High	Low	High

Net income	$90,000	$93,000	$372,000	$384,000
Income tax expense	31,000	33,000	130,000	133,000
Income before income taxes	121,000	126,000	502,000	517,000
Amortization of acquired intangible assets	17,000	17,000	69,000	69,000
Stock-based compensation expense	23,000	23,000	92,000	92,000
Acquisition and integration related costs	—	—	2,000	2,000
Restructuring and related costs	—	—	3,000	3,000
Non-GAAP income before income taxes	161,000	166,000	668,000	683,000
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(41,900)	(43,200)	(173,700)	(177,600)
Non-GAAP net income	$119,100	$122,800	$494,300	$505,400

Net income per share - diluted	$0.22	$0.23	$0.91	$0.94
Non-GAAP net income per share - diluted	$0.29	$0.30	$1.21	$1.24

Weighted average outstanding shares - diluted	406,700	406,700	406,900	406,900
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending June 30, 2023		December 31, 2023
	Low	High	Low	High
Net income	$90,000	$93,000	$372,000	$384,000
Amortization of acquired intangible assets	17,000	17,000	69,000	69,000
Depreciation and other amortization	8,000	8,000	34,000	34,000
Interest income, net	(51,000)	(51,000)	(196,000)	(196,000)
Other income, net	—	—	(1,000)	(1,000)
Income tax expense	31,000	33,000	130,000	133,000
Stock-based compensation expense	23,000	23,000	92,000	92,000
Acquisition and integration related costs	—	—	2,000	2,000
Restructuring and related costs	—	—	3,000	3,000
Adjusted EBITDA	$118,000	$123,000	$505,000	$520,000

Investor Relations:
Cyndi Eakin
Senior Vice President
CoStar Group Investor Relations
(202) 346-6784
ceakin@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costar.com

About CoStar Group, Inc.
CoStar Group, Inc. (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information and analytics. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our portfolio of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality industry. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Homesnap is an industry-leading online and mobile software platform that provides user-friendly applications to optimize residential real estate agent workflow and reinforce the agent-client relationship. Homes.com is the fastest growing online residential marketplace in the United States. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. CoStar Group’s websites attract tens of millions of unique monthly visitors. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada and Asia. From time-to-time we plan to utilize our corporate website, www.costargroup.com, as a channel of distribution for material company information.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends and expectations related to revenue, revenue growth, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, sales, net new bookings, site traffic and visitors, leads, and renewal rates; the risk that the Company is unable to sustain current Company-wide, CoStar, Apartments or LoopNet net new bookings; the risk that revenues for the second quarter and full year 2023 will not be as stated in this press release; the risk that net income for the second quarter and full year 2023 will not be as stated in this press release; the risk that EBITDA for the second quarter and full year 2023 will not be as stated in this press release; the risk that adjusted EBITDA for the second quarter and full year 2023 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the second quarter and full year 2023 will not be as stated in this press release; the risk that we may not successfully integrate acquired businesses or assets and may not achieve anticipated benefits of an acquisition, including expected synergies; the risk that the tax rate estimates stated in this press release may change and the risk that we may experience declines in our revenues, revenue growth rates and profitability due to the impact of economic conditions on the real estate industry and our core customer base. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission (the "SEC"), including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.